UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 30, 2014

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1778 McCarthy Blvd

Milpitas, California 95035

(Address of principal executive offices)

(408) 262-9003

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s 2014 Annual Meeting of Shareholders (the “Annual Meeting”) was held on July 30, 2014. At the Annual Meeting, the following proposals were voted upon and approved:

Proposal 1: To elect six directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Directors	For	Withheld
Mark J. Bonney	19,148,138	509,282
Tor Braham	19,187,304	470,116
J. Michael Dodson	19,160,730	496,690
Martin Manniche	19,201,240	456,180
Pete Thompson	19,195,355	462,065
Thinh Q. Tran	19,171,705	485,715

There were 10,385,442 shares represented by broker non-votes.

Proposal 2: To ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

For	Against	Abstain	Broker Non-Votes
29,634,915	209,021	198,926	0

Proposal 3: To approve, on a non-binding and advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
19,222,924	394,739	39,757	10,385,442

Item 8.01. Other Events.

On July 30, 2014, the Company’s Board of Directors appointed independent directors to serve on Board committees as follows:

Audit Committee

Mark J. Bonney, Chairman

Tor Braham

J. Michael Dodson

Compensation Committee

Pete Thompson, Chairman

J. Michael Dodson

Martin Manniche

Corporate Governance and Nominating Committee

Tor Braham, Chairman

Mark Bonney

J. Michael Dodson

J. Michael Dodson will continue to serve as the Lead Independent Director of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2014		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer